CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING
                              JACK IN THE BOX INC.

                                 WITH AND INTO
                                FOODMAKER, INC.

                        (Pursuant to Section 253 of the
                       Delaware General Corporation Law)

          Foodmaker, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That this corporation owns all of the outstanding shares of Jack in the Box Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

          SECOND: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 17th day of September, 1999, determined to merge Jack in the Box Inc. into this corporation on the terms and conditions set forth in such resolutions:

               RESOLVED, that Jack in the Box Inc. be merged with and into the Corporation and that the Corporation be the surviving corporation in such merger.

               FURTHER RESOLVED, that upon the effectiveness of the merger, the Corporation shall assume all of the liabilities and obligations of Jack in the Box Inc.

               FURTHER RESOLVED, that upon the effectiveness of the merger, the name of the Corporation shall be changed to "Jack in the Box Inc." and
     Article I of the Restated Certificate of Incorporation shall be amended to read as follows:

                                   "ARTICLE I
                              NAME OF INCORPORATION

              The name of the Corporation is Jack in the Box Inc."

          THIRD: That the merger of Jack in the Box Inc. with and into the corporation shall be effective at 8:00 a.m., Eastern Daylight Time, on Monday, October 4, 1999.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Treasurer, and attested by Lawrence E. Schauf, its Secretary, this 30th day of September, 1999.

                                   FOODMAKER, INC.

                                   By:  HAROLD L. SACHS
                                        ---------------
                                        Harold L. Sachs
                                        Treasurer

     Attest:

     By:  LAWRENCE E. SCHAUF
          ------------------
          Lawrence E. Schauf
          Secretary

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                          SERIES A JUNIOR PARTICIPATING

                           CUMULATIVE PREFERRED STOCK

                                 $.01 Par Value

                                       of

                                 FOODMAKER, INC.

                         Pursuant to Section 151 of the

                               General Corporation

                          Law of the State of Delaware

                  We, Charles W. Duddles, Executive Vice President and Chief Financial Officer, and William E. Rulon, Senior Vice President and Secretary, of Foodmaker, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on July 26, 1996, adopted the following resolution creating a series of 750,000 (seven hundred and fifty thousand) shares of Preferred Stock, par value $0.01 per share, designated as Series A Junior Participating Cumulative Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 750,000 (seven hundred and fifty thousand).

                  Section 2.  Dividends and Distributions.

                  (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

                                  (i) In the event that at any time dividends on
         Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect one director (or, in the event any such other series is entitled to a greater number of directors, such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                                  (ii) At any time after such special voting
         rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the By laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Restated Certificate of Incorporation of the Corporation or the Bylaws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

                                  (iii) Upon the election at such meeting by the
         holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any Special

         Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                                  (iv) If, at any time after a special meeting
         of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

                  (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Restated Certificate of Incorporation of the Corporation, as it may hereafter be amended.

                  (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Restated Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                                  (i) declare or pay dividends on, or make any
         other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                  (ii) declare or pay dividends on, or make any
         other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                  (iii) redeem or purchase or otherwise acquire
         for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                                  (iv) purchase or otherwise acquire for
         consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

                  (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.001 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

                  (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Restated Certificate of Incorporation of the Corporation or herein.

                  Section 9. Rank. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

                  Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

                  Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 15th day of August, 1996.

                                          CHARLES W. DUDDLES
                                          -------------------
                                          Charles W. Duddles
                                          Executive Vice President and
                                          Chief Financial Officer

Attest:
WILLIAM E. RULON
----------------
William E. Rulon
Senior Vice President and Secretary

                                                                Exhibit 3.1
                                     RESTATED
                            CERTIFICATE OF INCORPORATION
                                        OF
                                  FOODMAKER, INC.

         Foodmaker, Inc., a corporation organized and existing under the laws of the State of Delaware hereby certifies as follows:

         1. The name of the Corporation is Foodmaker, Inc. Foodmaker, Inc. was originally incorporated under the name National Restaurant Systems, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 28, 1971.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                 ARTICLE I

                            NAME OF CORPORATION

                The name of this Corporation is Foodmaker, Inc .

                                 ARTICLE II

                              REGISTERED OFFICE

         The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                              ARTICLE III

                                 PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

                              ARTICLE IV

                       AUTHORIZED CAPITAL STOCK

         A. The total number of shares which the Corporation shall have authority to issue is ninety million (90,000,000) shares, consisting of seventy-five million (75,000,000) shares of Common Stock, par value of $.01 per share (the "Common Stock"), and fifteen million (15,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         B. The Board of Directors is hereby authorized to issue the Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, to determine the designation of any such series, and to fix the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock to the full extent permitted under the GCL.

         C. The authority of the Board of Directors shall include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the initial series of Preferred Stock are the following:

         (1) Designation and Number of Shares. The distinctive designation of such series of Preferred Stock is "Junior Preferred Stock" (the "Junior Preferred Stock"). The number of shares of Junior Preferred Stock shall be 5,000,000.

         (2) Dividends. The holders of shares of the Junior Preferred Stock shall be entitled to receive, from and after the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, when, as and if declared by the Board of Directors of the Corporation out of the funds of the Corporation legally available therefor, dividends at the rate of nine dollars ($9) per year, payable only in the form of additional shares of Junior Preferred Stock (valued at $100 per share) and not in cash. Dividends shall be paid on a quarterly basis in arrears and will be cumulative from the date of issue.

         Fractional shares of Junior Preferred Stock shall be issued to the extent necessary to make such dividend payments. Each fractional share of Junior Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of the Junior Preferred Stock pursuant to this paragraph (2), and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in this paragraph (2) with respect to dividends on each outstanding share of the Junior Preferred Stock.

         (3) Priority With Respect to Dividends. Shares of Junior Preferred Stock shall have priority as to the payment of dividends with respect to the Common Stock of the Corporation and other future series of Preferred Stock ranking junior to the Junior Preferred Stock as to the payment of dividends. No dividends may be paid on any junior series of Preferred Stock or on the Common Stock (other than dividends payable in the Corporation's capital stock) unless full cumulative dividends have been paid (or declared and shares sufficient for the payment thereof set apart for such payment) on the Junior Preferred Stock for all quarterly dividend periods terminating on or prior to the date of payment in full of such dividends on the Common Stock and Junior Preferred Stock.

         The Corporation may not redeem or purchase or otherwise acquire for value shares of Common Stock or any other class of stock or series of Preferred Stock thereof ranking junior to or a parity with the Junior Preferred Stock as to dividends or upon liquidation (other than redemptions pursuant to employee stock subscription agreements between the Corporation and certain officers and key employees of the Corporation or its subsidiaries) unless, at the time of making such redemption, purchase or other acquisition, the Corporation is not in default with respect to any dividends payable on, or any obligation to redeem or retire, shares of the Junior Preferred Stock.

         (4) Voting Rights. The holders of the Junior Preferred Stock shall not be entitled to vote, except as hereinafter provided in this paragraph (4) or as otherwise provided by law. On matters subject to a vote by holders of the Junior Preferred Stock, the holders shall be entitled to one vote per share.

         (a) So long as shares of Junior Preferred Stock remain outstanding, the Corporation shall not directly or indirectly or through merger or consolidation with any other Corporation, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the holders of at least a majority in number of shares of the Junior Preferred Stock then outstanding, (i) create any class or classes of stock ranking equal or prior to the Junior Preferred Stock, either as to dividends or upon liquidation, or increase the number of authorized shares of any class or classes of stock ranking equal or prior to the Junior Preferred Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal (whether by merger, consolidation or otherwise and whether or not the Corporation is the surviving corporation) any of the provisions of the Certificate of Incorporation of the Corporation so as to affect adversely the preferences, special rights or powers of the Junior Preferred Stock (iii) authorize any reclassification of the Junior Preferred Stock.

         (b) In the event that six (6) or more quarterly dividends (whether or not consecutive) payable on the Junior Preferred Stock are in arrears, the number of directors of the Corporation shall automatically be increased by one and the holders of all outstanding shares of Junior Preferred Stock, voting as a separate class, shall be entitled to elect one director of the Corporation. Such voting right shall remain vested until such time as all dividends in arrears are paid (or declared and a sum sufficient for the payment thereof set aside for payment).

         (i) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Junior Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of the Junior Preferred Stock pursuant to
Section 228 of the GCL. Such voting right shall continue until such time as (x) all cumulative dividends accumulated on the Junior Preferred
Stock, together with additional dividends accrued thereon, if any, shall have been paid in full, and (y) all mandatory redemption obligations with respect to the Junior Preferred Stock which have matured have been met, at which time such voting right of the holders of the Junior Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

         (ii) At any time when such voting right shall have vested in the holders of the Junior Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of ten percent (10%) of the shares of Junior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Junior Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), the holders of record of ten percent (10%) of the shares of the Junior Preferred Stock then outstanding may designate in writing a holder of Junior Preferred Stock to call such meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this sub-paragraph (ii). Any holder of Junior Preferred Stock entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this sub-paragraph (ii).

Notwithstanding the provisions of this sub-paragraph (ii), however, no such special meeting shall be called during a period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

         (iii) At any meeting held for the purpose of electing directors at which the holders of Junior Preferred Stock shall have the right to elect a director as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of Junior Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of the Junior Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of Junior Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Junior Preferred Stock entitled to elect such directors and (y) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders of such class present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

         (iv) Any director elected by the holders of Junior Preferred Stock pursuant to sub-paragraph (b) shall serve until the earlier of payment in full of the dividend arrearage or the next annual meeting of stockholders, and may be otherwise removed, with or without cause, only by the holders of at least a majority of the shares of Junior Preferred Stock outstanding at the time of such removal.

         (5) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Junior Preferred Stock (including shares issued as dividends) will be entitled to receive $100 per share (or pro rata portion thereof with respect to fractional shares) plus an amount equal to the cash value of accrued and unpaid dividends to the date fixed for distribution before any distribution of assets may be made to holders of Common Stock or of any other class of stock of the corporation or series of Preferred Stock ranking junior to the Junior Preferred Stock with respect to the distribution of assets. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Junior Preferred
Stock and any other shares of capital stock of the Corporation ranking as to any such distribution on a parity with the Junior Preferred Stock are not paid in full, the holders of the Junior Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Junior Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Such liquidation rights are not triggered by any consolidation or merger of the Corporation with or into any other corporation or by the sale, transfer or lease of all or substantially all of the Corporation's assets, provided that the Corporation shall not effect such transaction unless provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Junior Preferred Stock.

         (6) Optional Redemption. The Junior Preferred Stock may be redeemed at any time at the option of the Corporation, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' prior notice at a redemption price of $100 per share plus an amount equal to the cash value of all accrued and unpaid dividends to the redemption date. On and after the redemption date, dividends shall cease to accumulate on shares of Junior Preferred Stock called for redemption.

         (7) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Junior Preferred Stock at a redemption price of $100 per share plus an amount equal to the cash value of all accrued and unpaid dividends to the redemption date upon or immediately prior to the occurrence of any of the following: (i) the sale of all or substantially all of the Corporation's assets to any person other than an affiliate of the Corporation; (ii) the merger or consolidation of the Corporation with or into another corporation or of another corporation with or into the Corporation with the effect that the common stockholders of the Corporation immediately prior to such transaction hold less than 50% of the total voting power entitled to vote in election of directors, managers or trustees of the surviving corporation of such merger; (iii) the liquidation or dissolution of the Corporation; or
(iv) the completion by the Corporation of one or more public offerings of Common Stock for aggregate net proceeds of at least $75 million; provided, however, that no such redemption may be effected until the earlier of May 15, 1998 and the date on which no 14-1/4% Senior Subordinated Notes due 1998 of the Corporation remain outstanding.

         If, for any reason, the Corporation shall fail to discharge its mandatory obligations pursuant to this paragraph (7), such mandatory redemption obligations shall be discharged as soon as the Corporation is able to discharge such obligations, but the redemption price shall be determined as of the date such redemption should have occurred except with respect to the calculation of the amount equal to accrued and unpaid dividends, which calculation shall include all such dividends to the date of payment. If and so long as any mandatory redemption obligations with respect to the Junior Preferred Stock shall not be fully discharged, the Corporation shall not declare or pay any cash dividend or make any distributions in cash upon, or, directly or indirectly, purchase, redeem or otherwise acquire, any capital stock (including any warrants, rights or options exercisable for or convertible into any capital stock of the Corporation, but not including the Junior Preferred Stock) or permit any of its subsidiaries or affiliates to, directly or indirectly, purchase or acquire any such capital stock. Dividends shall continue to accrue on a compounding basis on any mandatory redemption obligation that has not been discharged by the Corporation pursuant to this paragraph (7).

         (8) Selection of Securities to be Redeemed. In the event that fewer than all of the outstanding shares of Junior Preferred Stock are to be redeemed at any time, number of shares to be redeemed shall be determined by Board of Directors and the shares to be redeemed shall determined as follows: first, all fractional shares of Junior Preferred Stock shall be redeemed, then the Corporation shall select the remaining shares of Junior Preferred Stock to be redeemed pro rata or by lot as may be determined by the Board of Directors.

         (9) Procedure for Redemption.

         (a) In the event the Corporation shall redeem shares of Junior Preferred Stock at any time, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Junior
Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Junior Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the Corporation defaults in making such payment.

         (b) Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation shall fail to provide money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Junior Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights o the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price including an amount equal to any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                                 ARTICLE V

                                 DIRECTORS

         The number of directors may hereafter be fixed from time to time pursuant to procedures set forth in the Corporation's bylaws.

                               ARTICLE VI

                       BOARD POWER REGARDING BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

                               ARTICLE VII

                          ELECTION OF DIRECTORS

         Elections of directors at annual or special meetings need not be by written ballot unless the bylaws of the Corporation shall so provide.

                               ARTICLE VIII

                      LIMITATION OF DIRECTOR LIABILITY

         To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the GCL is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                              ARTICLE IX

                      INDEMNIFICATION OF DIRECTORS

         The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                ARTICLE X

                           SECTION 203 ELECTION

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law.

                               ARTICLE XI

                             CORPORATE POWER

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this 6th day of March, 1992.

                                              FOODMAKER, INC.


                                              By: ROBERT L. SUTTIE
                                                  ----------------
                                                  Robert L. Suttie
                                                  Corporate Vice President
                                                  and Controller

Attest:

WILLIAM E. RULON
----------------
William E. Rulon
Secretary

                  CERTIFICATE OF DESIGNATIONS

                              OF

                 SERIES A JUNIOR PARTICIPATING

                  CUMULATIVE PREFERRED STOCK



                        $.01 Par Value

                              of

                        FOODMAKER, INC.



                Pursuant to Section 151 of the

                      General Corporation

                 Law of the State of Delaware




          We, Charles W. Duddles, Executive Vice President and Chief Financial Officer, and William E. Rulon, Senior Vice President and Secretary, of Foodmaker, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on July 26, 1996, adopted the following resolution creating a series of 750,000 (seven hundred and fifty thousand) shares of Preferred Stock, par value $0.01 per share, designated as Series A Junior Participating Cumulative Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1.  Designation and Amount.  The shares of
such series shall be designated as Series A Junior

Participating Cumulative Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 750,000 (seven hundred and fifty thousand).

          Section 2.  Dividends and Distributions.

          (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of
Series A Preferred Stock shall have the following voting rights:

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c)  In addition, the holders of shares of Series A
Preferred Stock shall have the following special voting rights:

                 (i)  In the event that at any time dividends
     on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect one director (or, in the event any such other series is entitled to a greater number of directors, such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                (ii)  At any time after such special voting
     rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the By laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Restated Certificate of Incorporation of the Corporation or the Bylaws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

               (iii) Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including
     Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                (iv) If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

          (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Restated Certificate of Incorporation of the Corporation, as it may hereafter be amended.

          (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Restated Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in
Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                 (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
     Preferred Stock;

                (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                (iv)  purchase or otherwise acquire for
     consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of
Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

          (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.001 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

          (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Restated Certificate of Incorporation of the Corporation or herein.

          Section 9. Rank. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

          Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

          Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 15th day of August, 1996.


                              CHARLES W. DUDDLES
                              ----------------------------
                              Charles W. Duddles
                              Executive Vice President and
                              Chief Financial Officer

Attest:



WILLIAM E. RULON
----------------------
William E. Rulon
Senior Vice President and Secretary